UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Bank of Montreal

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West 1 First Canadian Place Toronto, Ontario Canada M5X 1A1	Not Applicable
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
MicroSectorsTM Gold Miners 3X Leveraged ETNs due June 29, 2040	NYSE Arca, Inc.
MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-237342 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the terms and provisions of the following securities:

•	MicroSectorsTM Gold Miners 3X Leveraged ETNs due June 29, 2040;

•	MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040;

to be issued by the registrant (collectively, the “Notes”) is incorporated herein by reference to (i) the sections captioned “Description of Debt Securities We May Offer” and “United States Federal Income Taxation” in the registrant’s Prospectus, dated April 20, 2020, in the registrant’s registration statement on Form F-3 (File No. 333-237342), (ii) the section captioned “Description of the Notes We May Offer” in the registrant’s Series F Senior Medium-Term Notes Prospectus Supplement, dated April 20, 2020, to the Prospectus, (iii) the section captioned “Additional Terms of the Notes” in the registrant’s product supplements each dated December 2, 2020, respectively, each of which relates to one of the securities listed above, (iv) the registrant’s Pricing Supplement dated December 2, 2020 related to the MicroSectorsTM Gold Miners 3X Leveraged ETNs due June 29, 2040, and (v) the registrant’s Pricing Supplement dated December 2, 2020 related to the MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040. The outstanding principal amount of each series of Notes registered hereby may be increased from time to time in the future due to further issuances of such series of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission (the “SEC”) and will be incorporated herein by reference. Each series of Notes registered hereby is, and any additional Notes of such series registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the respective Pricing Supplement referenced above.

Item 2.	Exhibits.

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 4.1 of the registrant’s registration statement on Form F-3 filed with the SEC on May 4, 2011 (file number 333-173924)).
4.2	First Supplemental Indenture, dated as of September 23, 2018, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on September 24, 2018 (file number 001-13354)).
4.3	Form of MicroSectorsTM Gold Miners 3X Leveraged ETNs due June 29, 2040
4.4	Form of MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040.
99.1	Pricing Supplement dated December 2, 2020, related to MicroSectorsTM Gold Miners 3X Leveraged ETNs due June 29, 2040, to the registrant’s Prospectus, dated April 20, 2020, Series F Senior Medium-Term Notes Prospectus Supplement, dated April 20, 2020, and Product Supplement, dated December 2, 2020, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on December 2, 2020.
99.2	Pricing Supplement dated December 2, 2020, related to MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040, to the registrant’s Prospectus, dated April 20, 2020, and Series F Senior Medium-Term Notes Prospectus Supplement, dated April 20, 2020, and Product Supplement, dated December 2, 2020, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on December 2, 2020.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF MONTREAL

Date: December 2, 2020
	By:	/s/ Laurence Kaplan
		Name:	Laurence Kaplan
		Title:	Cross-Asset Solutions,
Managing Director & US Head

3

EXHIBIT INDEX

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 4.1 of the registrant’s registration statement on Form F-3 filed with the SEC on May 4, 2011 (file number 333-173924)).
4.2	First Supplemental Indenture, dated as of September 23, 2018, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on September 24, 2018 (file number 001-13354)).
4.3	Form of MicroSectorsTM Gold Miners 3X Leveraged ETNs due June 29, 2040
4.4	Form of MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040
99.1	Pricing Supplement dated December 2, 2020, related to MicroSectorsTM Gold Miners 3X Leveraged ETNs due June 29, 2040, to the registrant’s Prospectus, dated April 20, 2020, and Series F Senior Medium-Term Notes Prospectus Supplement, dated April 20, 2020, and Product Supplement, dated December 2, 2020, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on or about December 2, 2020.
99.2	Pricing Supplement dated December 2, 2020, related to MicroSectorsTM Gold Miners -3X Inverse Leveraged ETNs due June 29, 2040, to the registrant’s Prospectus, dated April 20, 2020, and Series F Senior Medium-Term Notes Prospectus Supplement, dated April 20, 2020, and Product Supplement, dated December 2, 2020, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on or about December 2, 2020.

4